EXHIBIT 2.2
                                 BY-LAWS
                                   OF
                          ULTIMATE SPORTS, INC.
                    in effect as of November 30, 2001


                                ARTICLE I

                             Identification

     Section 1.01. Name. The name of the Corporation is Ultimate Sports, Inc. (hereinafter referred to as the "Corporation").

     Section 1.02. Registered Office and Registered Agent. The street address of the Registered Office of the Corporation is 2119 North 15th Street, Lafayette, Indiana 47904, and the name of its Registered Agent is Kevin W. Metheny.

                               ARTICLE II

                              Shareholders

     Section 2.01. Place of Meetings. All meetings of the shareholders shall be held a such place, within or outside the state of Indiana, as the Board of Directors shall in each case fix,

     Section 2.02. Annual Meeting. The annual meeting of the shareholders shall be held once each year at such time and place as the Board of Directors may in each case fix.

     Section 2.03. Special Meeting. A special meeting of the shareholders shall be called by the Secretary to consider such matters as the Board of Directors shall deem necessary, desirable and as required by law and upon the request of shareholders in keeping with and as provided by law.

     Section 2.04. Notice of Meeting. Written notice of each meeting of the shareholders stating the place, day, and hour of such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled to vote, at his address of record no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder before or after the date and time stated in the notice and such waiver shall be included with the minutes. Attendance at any such meeting, in person or by proxy, shall constitute a waiver of notice of such meeting unless the shareholder objects to holding the meeting or transacting business at the beginning of the meeting, and shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice unless the shareholder objects to consideration of the matter when it is presented. Notice of any adjourned meeting of shareholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.
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     The address of any shareholder appearing on the records of the
Corporation shall be deemed to be the latest address of such shareholder appearing in the records maintained by the transfer agent for the class of stock held by such shareholder.

     Section 2.05. Ordinary Voting Rights. Each shareholder shall have one vote for each share of common stock. If presented with an agreement signed by both nominee and beneficial owner, the beneficial owner shall be recognized by the Corporation as the shareholder.

     Section 2.06. Record date and Voting Lists. Unless otherwise fixed by the Board of Directors, the record date for determining shareholders entitled to notice and to vote at any shareholders' meeting is the close of business on the day before the first notice is sent to shareholders. The Secretary of the Corporation shall make, at least five business days before each meeting, an alphabetical list of the shareholders entitled to notice of such meeting, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder or his authorized agent. Such list shall be produced and kept open at the time and place of the meeting.

     Section 2.07. Quorum. At any meeting of the shareholders, a majority of the shares of the Corporation then outstanding, represented in person or by proxy, shall constitute a quorum. Except as otherwise provided by the Indiana Business Corporation Law, as amended, or by express provision of the Articles of Incorporation or these By-Laws, a majority of said quorum may decide any question which may properly come before any meeting except voting for directors, which may be decided by a plurality.

     Section 2.08. Action by Unanimous Written Consent Without a Meeting. Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents describing the action taken is signed by each shareholder. A copy of the consent shall be filed with the minutes of the meetings of the shareholders. Action taken by such consent or consents is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date.

     Section 2.09. Simultaneous Communication. Any or all shareholders may participate in an annual or special meeting of shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. Such shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                               ARTICLE III

                           Board of Directors

     Section 3.01. Number. The number of directors shall be at least three, but not more than five, as may be prescribed or changed from time to time by resolution of the Board of Directors, provided, however that a decrease in the number of directors shall not shorten an Incumbent director's term.
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     Section 3.02.  Election, Tenure, Removal, Resignation and Vacancies.
The directors shall be elected by the shareholders at their annual meeting.

     All directors elected as aforesaid except in the case of earlier resignation, removal or death, shall hold office until their respective successors are chosen and qualified. The shareholders may remove any director, with or without cause, only by the affirmative vote of a majority of the actual number of shares entitled to vote for the election of such director at any shareholders meeting called for that purpose. A director may resign at any time by delivering written notice to the Board or to the Secretary of the Corporation, and such resignation shall become effective upon the receipt of such notice or at such later time specified therein.

     Any vacancy occurring on the Board of Directors shall only by filled by vote of those shareholders entitled to elect such Director at a special meeting called for that purpose.

     Section 3.03. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place where the annual meeting of the shareholders was held, for the purpose of electing officers and for the conduct of any other business that may be brought before the meeting. Such meeting shall be held without notice. If such meeting is not held, the election of officers may be had at any subsequent meeting of the Board of Directors.

     Section 3.04. Special Meetings. Special meetings of the Board of Directors may be held upon the call of the President or two or more members of the Board of Directors at any place, within or outside the State of Indiana. Notice, specifying the date, time and place of the meeting, shall be given to each director either personally or by telephone at least twenty-four (24) hours before the meeting or by mail, telegraph or cable at least forty-eight (48) hours prior to the time of the meeting. Notice is effective when received. A director's attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business and does not thereafter vote for or assent to action taken at the meeting. Notice of any meeting may be waived in writing, either before or after the meeting and must be signed by the director entitled to the notice and filed with the minutes of the meeting.

     Section 3.05. Quorum. At any meeting of the Board of Directors, a majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of any business. Except as otherwise provided by the Indiana Business Corporation Law, as amended, if a quorum is present when a vote is taken, a majority of such quorum may decide any questions properly brought before any meeting. A director who is present at the meeting is deemed to have assented to any action taken unless
(a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting, (b) his dissent or abstention for the action taken as entered in the minutes of the meeting or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.
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     Section 3.06.  Action by unanimous Written Consent Without a Meeting.
Any action which is required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if one or more written consents describing the action to be taken is signed by each director or member of said committee, as the case may be. A copy of the consent or consents shall be filed with the minutes of the meetings of the Board of Directors. Action taken by such consent is effective when the last director signs the consent unless the consent specifies a different prior or subsequent effective date.

     Section 3.07. Simultaneous Communication. Any or all directors may participate in an annual or special meeting of directors by, or through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting, such director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 3.08. Committees. By resolution, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them at the pleasure of the Board, and such committee may exercise the authority of the Board of Directors, except as otherwise provided in the Indiana Business Corporation Law. The sections of these By-Laws concerning regular and special meetings, action without a meeting, simultaneous communication, and quorum apply to committees and their members as well.

                               ARTICLE IV

                                Officers

     Section 4.01. Principal Officers. The principal officers shall consist of a President, A Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine and elect or appoint.
Such officer may appoint an assistant officer, if so authorized by the Board of Directors.

     Section 4.02. Qualifications. Any two or more offices may be held by the same persons. An officer need not be a director or shareholder.

     Section 4.03. Election, Tenure, Removal and Resignation. The principal officers shall be elected by the Board of Directors, at their annual meeting and, unless sooner removed, shall serve until the next annual meeting of the Board of Directors or until his successor shall have been duly chosen and qualified. The Board of Directors may remove an officer at any time with or without cause, and any officer who appoints an assistant officer may remove the appointed assistant at any time by giving written notice to the Board of Directors and such removal shall become effective upon receipt of such notice or at such later time specified therein. Any vacancy in any office shall be filled by the Board of Directors and the officer so chosen shall hold office for the unexpired portion of the term, or until his successor is chosen and qualified unless sooner removed as provided by law.

     Section 4.04. President. The President shall have the authority and the duty to manage the affairs of the Corporation subject to approval of the Board of Directors and shall be its chief executive officer. He shall preside at all meetings of the shareholders and directors, and shall be an ex-officio member of all committees. Subject to the control and direction of the Board of Directors,
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he may enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation. The President shall discharge all the duties inherent to a presiding officer and shall have such other powers and perform such duties as are delegated to him by the Board of Directors or as prescribed by law or these By-Laws.

     Section 4.05. The Secretary. The Secretary shall keep or cause to be kept in the books provided for that purpose the minutes of the directors' and shareholder meetings and shall perform a like duty for all committees appointed by the Board of Directors, when required. He shall have the custody and care of the minutes, stock books and stock records of the Corporation. He shall attend to the giving and serving of all notices of the Corporation, and in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him by the President or that the Board of Directors may prescribe.

     Section 4.06. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall deposit all funds of the Corporation coming into his hands in such banks or depositories to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation, and, in general, shall perform all duties incident to the office of Treasurer and such other duties as may be assigned to him by the President or that of the Board of Directors may prescribe.

     Section 4.07. Other Officers. All other officers shall have such powers and perform such duties as are delegated to them by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

     Section 4.08. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries if any subordinate officers may be fixed by the President.

     Section 4.09. Delegation of Authority. In the case of the absence for incapacity of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate any or all of the duties or powers of such officer to any other officer or to any director.

                                ARTICLE V

                                 Shares

     Section 5.01. Consideration for Shares. The Board of Directors shall cause the Corporation to issue shares of the Corporation for such consideration as the Board of Directors determines to be adequate.

     Section 5.02. Payment of Shares. The consideration for the issuance of shares of the Corporation may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefore are fully paid and nonassessable. In the event the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting. In the absence of actual fraud in the transaction, the determination of the Board of Directors as to the adequacy of the consideration shall be conclusive.

     Section 5.03. Issuance of Certificates. Each holder of shares of the Corporation shall be entitled to one or more certificates signed by the President and the Secretary, stating the name of the registered holder, the number of shares represented by such certificate, and that such shares are fully and nonassessable, provided, that if such shares are not fully paid, the certificate shall be legibly stamped to indicate the percent which has been paid, and as further payments are made, the certificates shall be stamped accordingly.

     If the Corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interest, preferences and restrictions of such class, or a summary thereof; provided that such statement may be omitted from the certificate if it shall be conspicuously set forth upon the face or back of the certificate that any such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

     Section 5.04. Transfer of Shares. Shares shall be transferable only on the books of the Corporation by the registered holder thereof either personally or by his duly authorized attorney upon the surrender of the certificate or certificates representing the same, properly endorsed. Upon the transfer of shares of the Corporation, the certificates evidencing such shares shall be returned to the Corporation, cancelled and preserved, and new certificates issued.

     The Corporation may impose restrictions on the registration or transfer of capital stock of the Corporation by means of these By-Laws, the Articles of Incorporation, or by an agreement with the shareholders. The shareholder may agree among themselves to impose a restriction of the transfer or registration of the transfer of shares. A restriction which is authorized by the Indiana Business Corporation Law and which has its existence noted conspicuously on the front or back of the Corporation's stock certificate is valid and enforceable against the holder or a transferee of the holder of the Corporation's stock certificate. If noted on the certificate the restriction is enforceable against a person without knowledge of the restriction.

     Section 5.05. Loss, Theft, or Destruction. In case of alleged loss, theft or destruction of a certificate for shares, another certificate may be issued in lieu thereof, but the Board of Directors may require the owner of such lost, stolen, or destroyed certificate to furnish an affidavit as to the loss or destruction and agree (personally or through a surety) to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction.

                               ARTICLE VI

                               Amendments

     Section 6.01. Amendment of By-Laws. The Board of Directors shall have the power to make, amend, or rescind the By-Laws of the Corporation, but only
(1) at a meeting of the Board of Directors specifically called for such purpose or (2) by unanimous vote of all members of the Board of Directors at any meeting or (3) by unanimous written consent executed by all members of the Board of Directors without a meeting, provided, however, that any change in these By-Laws that changes the quorum or voting requirements for action by the Board of Directors must meet the same quorum requirement or whichever is greater.

                               ARTICLE VII

              Provisions for Regulations of the Business and
                  Conduct of Affairs of the Corporation

     Section 7.01. Books and Records. The Corporation shall maintain appropriate accounting records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders and Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a complete and accurate shareholders' list giving the names and addresses held by each. All such books, records and lists of the Corporation shall be open to inspection and copying during the usual business hours for all proper purposes by every shareholder of the Corporation, if the shareholder gives the Corporation written notice at least five (5) days before the date on which the shareholder wishes to inspect and copy, together with a description of the shareholder's purpose for the request and of the records desired.
Upon the written request of any shareholder to the Corporation, the Corporation shall mail to such shareholder its most recent annual financial statements that include for the fiscal year most recently completed, a balance sheet as of the end of that year, an income statement, and a statement of changes in shareholders equity.

     Section 7.02. Director Conflicts of Interest. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns a majority of the capital stock or between the Corporation and any corporation which owns a majority of the capital stock of the Corporation shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

     No contract or other transaction between the Corporation and one or more of its directors or any other corporation, partnership, firm, association or entity in which one or more of its directors is a director or officer of has a direct or indirect interest shall be either void or voidable because such director was present at the meeting of the Board of Directors of a committee thereof which authorizes, approves or ratifies such transaction or because his vote is counted for such purposes if any one (1) of the following is true:

     (a) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors which authorized, approved, or ratified the transaction by a vote or consent sufficient for the purpose without counting the vote or consent of such interested director; or

     (b) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote (including any shares owned or voted by a director who has a direct or indirect interest) and they authorized, approved or ratified such transaction; or

     (c)  The transaction was fair to the Corporation.

     This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

     Section 7.03.  Indemnification of Directors and Officers.

     (a) Definitions. For purposes of this Section, the following terms shall have the following meanings:

          (1) "Liability" and "Expenses" shall mean monetary obligations incurred by or on behalf of a director or officer in connection with the investigation, defense or appeal of a Proceeding or in satisfying a claim thereunder and shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgements, fines or penalties, excise taxes assessed with respect to an employee benefit plan, and amounts paid in settlement by or on behalf of a director or officer.

          (2) "Other Enterprise" shall mean any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, for which a director or officer is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent.

          (3) "Proceeding" shall mean any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or Other Enterprise or otherwise), civil, criminal, administrative or investigative, whether formal or informal, and whether actual or threatened or in connection with an appeal relating thereto, in which a director or officer may become involved, as a party or otherwise, (i) by reason of his being or having been a director or officer of the Corporation (and, if applicable, an officer, employee or agent of the Corporation) or as a director, officer, partner, trustee, employee of agent of an Other Enterprise or arising out of his status as such, or (ii) by reason of any past or future action taken or not taken by a director or officer in any such capacity, whether or not he continues to be such at the time he incurs Liabilities and Expenses under the Proceeding.

          (4) "Standard of Conduct" shall mean that a director or officer, based on facts then known to the director or officer, discharged the duties as a director or officer, including duties as a member of a committee, in good faith in that he reasonably believed to be or not to be opposed to the bet interests of the

               Corporation or Other Enterprise, as the case may be, and, in addition, in any criminal Proceeding had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding, by judgement, order, termination of any Proceeding, by judgement, order, statement (whether with or without court approval) or conviction or upon a plea of guilty, shall not create a presumption that the director or officer did not meet the Standard of Conduct. The termination of any Proceeding by a consent decree or upon a plea of nolo contendere, or its equivalent, shall create the presumption that the director or officer met the Standard of Conduct.

     (b) Indemnification. If a director or officer is made a party to or threatened to be made a party to any Proceeding, the Corporation shall indemnify the director or officer against Liabilities and Expenses incurred by him in connection with such Proceeding in the following circumstances:

          (1) If a director or officer has been wholly successful on the merits or otherwise with respect to any such Proceeding, he shall be entitled to indemnification for Liabilities and Expenses as a matter of right. If a Proceeding is terminated against the director or officer by consent decree or upon a plea of nolo contendere, or its equivalent, the director or officer shall not be deemed to have been "wholly successful" with respect to such Proceeding.

          (2) In all other situations, a director or officer shall be entitled to indemnification for Liabilities and Expenses as a matter of right if (i) the director or officer has met the Standard of Conduct and (ii) with respect to any action or failure to act by the director or officer which is at issue in such Proceeding, such action or failure to act did not constitute willful misconduct or recklessness. To be entitled to indemnification pursuant to this Subparagraph (b)(2), the director or officer must notify the Corporation of the commencement of the Proceeding in accordance with Paragraph (c) and request indemnification. A review of the request for indemnification and the facts and circumstances underlying the Proceeding shall be made in accordance with one of the procedures described below; and the director or officer shall be entitled to indemnification as a matter of right unless, in accordance with such procedure, it is determined beyond a reasonable doubt that (i) the director or officer breached or failed to perform the duties of the office in compliance with the Standard of Conduct, and (ii) the breach or failure to perform constituted willful misconduct or recklessness.
               Any one of the following procedures may be used to make the review and determination of a director's or officer's request for indemnification under this Subparagraph (b)(2):

               (A) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to, or who have been wholly successful with respect to, such Proceeding;

               (B) if a quorum cannot be obtained under (A) above, by a majority vote of a committee duly designated by the Board of Directors (in the designation of which, directors who are parties to such Proceeding may participate), consisting solely of two or more directors who are not parties to, or who have been wholly successful with respect to, such Proceeding; or

               (C) by independent legal counsel selected by the Board of Directors or its committee in the manner prescribed under (A) and (B) above.

     Any determination made in accordance with the above procedures shall be binding on the Corporation and the director or officer.

          (3) If several claims, issues or matters of action are involved, a director or officer may be entitled to indemnification as to some matters even though he is not entitled to indemnification as to other matters.

          (4) The indemnification herein provided shall be applicable to Proceedings made or commenced after the adoption of this Section, whether arising from acts or omissions to act which occurred before or after the adoption of this Section.

     (c) Prepaid Liabilities and Expenses. The Liabilities and Expenses which are incurred or are payable by a director or officer in connection with any Proceeding shall be paid by the Corporation in advance, with the understanding and agreement between such director or officer with the Corporation, that, in the event it shall ultimately be determined as provided herein that the director or officer was not entitled to be indemnified, or was not entitled to by fully indemnified, the director or office shall repay to the Corporation such amount, or the appropriate portion thereof, so paid or advanced.

     (d) Exceptions to Indemnification. Notwithstanding any other provisions of this Section to the contrary, the Corporation shall not indemnify a direction or officer:

          (1) for any Liabilities or Expenses incurred in a suit against a director or officer for accounting of profits allegedly made from the purchase or sale of securities of the Corporation brought pursuant to the provisions of Section 16(b) of th Securities Exchange Act of 1934 and any amendments thereto or the provision of any similar federal, state or local statutory law;

          (2) for any Liabilities and Expenses for which payment is actually made to or on behalf of a director or officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance; or

          (3) for any Liabilities or Expenses incurred in a suit or claim against the director or officer arising out of or based upon actions attributable to the director or officer in which the director or officer gained any person profit or advantage to which he was not legally entitled.

     (e) Notification and Defense of Proceeding. Promptly after receipt by a director or officer of notice of the commencement of any Proceeding, the director or officer will, if a request for indemnification in respect thereof is to be made against the Corporation under this Section, notify the Corporation of the commencement thereof; but the failure to so notify the Corporation will not relieve it from any obligation which it may have to the director or officer otherwise than under this Section. With respect to any such Proceeding as to which the director or officer notifies the Corporation of the commencement thereof:

          (1) The Corporation will be entitled to participate therein at its own expense.

          (2) Except as otherwise provided below, to the extent that it may so desire, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the director or officer. After notice from the Corporation to the director or officer of its election to assume the defense of the director or officer in the Proceeding, the Corporation will not be liable to the director or officer under this Section for any legal or other Expenses subsequently incurred by the director or officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The director or officer shall have the right to employ counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the director or officer unless:

               (A) the employment of counsel by the director or officer has been authorized by the Corporation;

               (B) the director or officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of such Proceeding: or

               (C) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding;

               In each of which cases the Expenses of counsel employed by the director or officer shall be paid by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which the director or officer shall have made the conclusion provided for in (B) above.

          (3) The Corporation shall not be liable to indemnify a director or officer under this Section for any amounts paid in settlement of any Proceeding without the Corporation's prior written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on a director or officer without the director or officer's proper written consent. Neither the Corporation nor a director or officer will unreasonably withhold its or his consent to any proposed settlement.

     (f) Other Rights and Remedies. The rights and indemnification provided under this Section are not exhaustive and shall be in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of this Section, the Corporation may, at any time and from tine to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of the Indiana Business Corporation Law, or any successor law, as then in effect, whether with regard to past or future matters.

     (g) Continuation of Indemnity. All obligations of the Corporation under this Section shall survive the termination of a director's or officer's service in any capacity covered by this Section.

     (h) Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, or other person or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee or agent of an Other Enterprise against any liability asserted against such person and incurred by such person in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, this Section or otherwise.

     (i) Benefit. The provisions of this Section shall inure to the benefit of each director or officer and his respective heirs, personal representatives and assigns and the Corporation, its successors and assigns.

     (j) Severability. In case any one or more of the provisions contained in this Section shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     Section 7.04. Contracts, Checks, Notes, etc., and Special Corporate Acts. Except as provided herein, all contracts and agreements entered into by the Corporation and all check, drafts, bills of exchange, and orders for the payment of money shall, in the conduct of the ordinary business of the Corporation, unless otherwise required by law, be signed either by the President or the Treasurer, separately. Any one of the documents heretofore mentioned in this Section for use outside the ordinary course of business of the Corporation, or any deeds, mortgages, notes, or bonds of the Corporation shall be executed by and require the signature of both the President and one other officer.

     Section 7.05. Distributions. The Board of Directors shall have the power, subject to any restrictions and limitations contained in the Indiana Business Corporation Law or in the Articles of Incorporation, to declare and pay any dividends or distributions upon the outstanding capital stock of the Corporation to its shareholders as and when they deem expedient. The Board of Directors may fix a record date, declaration date and payment date with respect to any share dividend or distribution to the Corporation's shareholders entitled to receive payment of a distribution, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted will be the record date for such determination.

     Dated November 30, 2001

                                   /s/ Rick D. Thomas
                                   Rick D. Thomas
                                   Secretary
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